CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-284721 on Form S-6 of our report dated April 9, 2025, relating to the financial statement of FT 12126, comprising Diversified Equity Strategic Allocation Port. 2Q '25 - Term 7/15/26, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 9, 2025